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                                                                    EXHIBIT 99.3

                                        CONTACTS:
                                        Roy Winnick or Mark Semer
                                        Kekst and Company
                                        (212) 521-4800

                 PHP HEALTHCARE POSTPONES SHAREHOLDER MEETING

Reston, Virginia, December 2, 1998. PHP Healthcare Corporation ("PHP" or the "Company") announced today its Board of Directors has voted to postpone indefinitely the PHP shareholder meeting scheduled for December 17, 1998. The Board of Directors may reschedule the shareholder meeting once the status of PHP's bankruptcy case is more clearly defined.

A medical management company, PHP Healthcare Corporation manages medical risk through the acceptance of global capitation arrangements with HMOs and other health care payors. The Company also offers a full range of management services to the physician groups and hospitals that participate in provider-based networks developed by PHP.

Except for historical information, the statements preceding are forward-looking statements that involve risks and uncertainties. Investors are cautioned that such statements are only predictions and the actual events or results may differ materially. These forward-looking statements speak only as of this date. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made today to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.


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